EXHIBIT 10.2

                                 AMENDMENT NO. 1
                                       TO
                EMPLOYMENT AGREEMENT DATED AS OF JANUARY 27, 2005
                                     BETWEEN
                                DLI HOLDING CORP.
                                       AND
                               CHARLES J. HINKATY

This AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of August 19, 2005, between DLI HOLDING CORP., a Delaware corporation (the "Company") and Charles J. Hinkaty ("Executive").

      WHEREAS, the Company and the Executive entered into an employment agreement, dated as of January 27, 2005 (the "Employment Agreement"); and

      WHEREAS, the parties wish to amend the Employment Agreement as set forth herein.

      NOW, THEREFORE, the parties agree as follows (capitalized terms used and not defined herein shall have the meanings set forth in the Employment Agreement).

      1. Section 2(a) of the Employment Agreement shall be amended to read as follows:

                  TITLES AND DUTIES. During the Employment Period, Executive
            shall serve as President and Chief Executive Officer of the Company and Target, and in such other position or positions with the Company or any of its subsidiaries consistent with the foregoing as the
            Board of Directors of the Company (the "BOARD") may from time to time specify. During the Employment Period, Executive shall report directly to Board and shall have the duties, responsibilities and obligations customarily assigned to individuals serving in the position or positions in which Executive serves hereunder and such other duties, responsibilities and obligations consistent with such positions as the Board may from time to time specify. Executive shall devote all of his business time to the services required of him hereunder, except for authorized vacation time and reasonable periods of absence due to sickness, personal injury or other disability, and shall use good faith efforts to perform the duties of his employment to the best of his ability, PROVIDED that
            Executive may devote reasonable time to the participation in other businesses or to act as a director of any other profit or nonprofit corporation, so long as such activities are not competitive with, and are not conducted with or for, directly or indirectly, any entity
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            that is in competition with, the businesses of the Company or any of its subsidiaries or any prospective businesses that the Company or any of its subsidiaries is actively considering and such activities do not interfere to any significant extent with Executive's performance of his duties as a full-time executive of the Company or any of its subsidiaries. Executive represents that his employment hereunder and compliance by him with the terms and conditions of this Agreement will not conflict with or result in the breach of any other agreement to which he is a party or by which he may be bound.

      2. All other provisions of the Employment Agreement shall remain in full force and effect and shall not be deemed amended hereby.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has hereunto set his hand as of the date and year first above written.

                                              DLI HOLDING CORP.


                                              By:
                                                 -------------------------------
                                                 Name: Enzo Vialardi
                                                 Title: Executive Vice President
                                                        and CFO


                                                 -------------------------------
                                                 Charles J. Hinkaty